                                 EXHIBIT 99.3

                            PORTACOM WIRELESS, INC.
                      8055 W. Manchester Avenue, Suite 730
                        Playa del Rey, California  90293
                                 (310) 448-4140


FOR IMMEDIATE RELEASE
- ---------------------
September 16, 1996                            Contact:      Douglas MacLellan
                                                            (310) 448-4140
                                                                  or
VSE:  PCW                                                   Tom Madden
OTC:  PCWIF                                                 (800) 941-1558


                PORTACOM WIRELESS AGREES TO RECEIVE EQUITY STAKE
                      IN ASIAN AMERICAN TELECOMMUNICATIONS

Playa del Rey, CA -- Further to the Company's news release dated July 18, 1996, PortaCom Wireless, Inc. announced that, due to significant tax and regulatory considerations, it has elected to receive a direct ownership position in Asian American Telecommunications Corporation ("AAT") rather than completing the proposed merger between AAT and the Company. This direct ownership transaction will be made up of 2,000,000 common shares and three-year warrants to acquire 4,000,000 common shares of AAT at a price of US$4.00 per share, plus an immediate payment of US$1,000,000 in cash from AAT to PortaCom.

This transaction does not require Vancouver Stock Exchange or other regulatory approval. The 2,000,000 common shares of AAT will be held in escrow until January 1, 1999 to cover potential liabilities related to this transaction.

The Company's equity stake in AAT is currently equivalent to approximately 17.4%, on a fully diluted basis. AAT has a total of approximately 34.6 million shares outstanding on a fully diluted basis. The Company currently has approximately 11.9 million common shares issued and outstanding, and 15.4 million shares on a fully diluted basis.

AAT and China Huaneng Technology Development Corporation ("China Huaneng") have entered into a joint venture named Sichuan Tai Li Feng Telecommunications Company, Ltd. ("STT"), formerly known as HAT. STT has entered into a Network System Cooperation Contract with China United Telecommunications Corporation ("China Unicom"). Under the terms of the contract, STT will provide financial, engineering and technical support for China Unicom's construction and operation of a Public Switched Telecommunications Network (PSTN) in Sichuan province. The 1996 project will require approximately US$29.5 million for construction of China Unicom's initial PSTN network in the capital city of Chengdu. Sichuan has an estimated population of 120 million. The capital city of Chengdu and the City of Chongqing have a combined population of approximately 25 million.

The STT Joint Venture has received all necessary approvals from the Sichuan Commission of Foreign Trade and Economic Cooperation ("COFTEC") and the State Administration of Industry and Commerce ("SAIC") to operate its business in Sichuan province, China.

PortaCom Wireless
News Release
September 16, 1996
Page 2 of 2


PortaCom Wireless, Inc. is actively pursuing business ventures as a developer, financier and operator of companies providing cellular, wireless, and PSTN telecommunications services in selected developing world markets. PortaCom intends to make significant investments primarily in wireless, cellular, PSTN, and long distance networks in order to provide coverage and high-quality service in selected emerging markets. PortaCom's current business development strategy is highly focused on Vietnam, Cambodia and other emerging market opportunities.


                              ON BEHALF OF THE BOARD OF DIRECTORS


                              /s/ DOUGLAS C. MACLELLAN
                              ----------------------------------------
                              Douglas C. MacLellan
                              President and CEO


The Vancouver Stock Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.